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                                                                   EXHIBIT 10.17

                                MASTER AGREEMENT
             BETWEEN INTUIT INC. AND MODUS MEDIA INTERNATIONAL, INC.

                                    ARTICLE I
                                     PARTIES

        Section 1.1 Parties to the Agreement

        THIS MASTER AGREEMENT (herein "Master Agreement" or "Agreement") for services, effective August 31, 1999 (herein the "Effective Date") is between INTUIT Inc. (herein "INTUIT"), a Delaware corporation located at 2535 Garcia Avenue, Mountain View, CA 94043 , and Modus Media international, Inc., incorporated in Delaware (herein "MODUS MEDIA"), located at 690 Canton Street, Westwood, MA 02090.

        In consideration of the mutual covenants contained herein, the parties hereby agree as follows:

                                    ARTICLE 2
                                    SERVICES

        Section 2.1 Enterprise Members

        Under this Agreement, INTUIT shall mean Intuit Inc. and any "Enterprise Member," which is defined as, individually and collectively, Venture Finance Software Corp. and all subsidiaries and related companies, that Intuit controls by ownership of 45% or greater equity interest, or controls the day-to-day management of such companies by contract or otherwise, solely in connection with INTUIT's relationship with such entity, provided such related company is not a direct competitor of MODUS MEDIA. See Schedule A for the comprehensive list of the Enterprise Members, which may be amended from time to time by written notice from INTUIT to MODUS MEDIA.

        Section 2.2 Statement of Work

        INTUIT, in its sole discretion, may engage MODUS MEDIA to perform services under a statement of work agreed to and signed by the parties (herein "Statement of Work"). MODUS MEDIA will provide the services (herein "Services") as outlined in the Statement of Work. MODUS MEDIA will also provide such additional related services as are set out in such Statement of Work (herein "Related Services"). All terms and conditions contained in this Master Agreement apply to the Statement of Work. Any new Statement of Work introduced during the Term of this Agreement may be incorporated into this Agreement if both parties agree in writing to do so.

        Section 2.3 Approved Facility

        For business based in the United States and Canada, MODUS MEDIA will utilize a U.S. based facility or facilities (herein "Approved Facility") for delivery of Services for the Statement of Work. The Facility will be equipped with telephone systems, computer systems, and various MODUS MEDIA support tools, such as documentation and knowledge bases, to be used in the delivery of Services.



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        For business based in the Asia/Pacific Rim region, MODUS MEDIA may utilize a facility in Singapore. For European based business, MODUS MEDIA may utilize its facility located in Apeldoorn, The Netherlands and/or Kildare, Ireland. The parties may add, delete, or change an Approved Facility at any time through a signed Amendment to this Master Agreement.

        Section 2.4 Quarterly Reviews

        Both parties agree to conduct quarterly business reviews to analyze the ability of MODUS MEDIA to meet INTUIT's service requirements. These reviews will be conducted in a mode (conference call, personal visit., etc.) agreed upon by both parties. Specific dates and times for the Reviews will be scheduled at least one month prior to the event. These reviews will also be utilized to assist INTUIT in improving the overall service levels that they provide for their customers.

                                    ARTICLE 3
                                    SERVICES

        Section 3.1 Orders

        An order (herein "INTUIT Order") is defined as a single request for services under any Statement of Work. To order Services under a Statement of Work, INTUIT shall issue a purchase order under the referenced Statement of Work for the Services to be performed by MODUS MEDIA. The terms and conditions of this Master Agreement and the referenced Statement of Work shall govern the Services and any printed terms and conditions on the purchase order or acceptance forms shall not apply. MODUS MEDIA shall examine the INTUIT Order and shall ask INTUIT for clarification if there is any ambiguity. MODUS MEDIA shall not perform Services without an INTUIT Order and without proper instructions. Services shall commence on the date indicated in the INTUIT Order.

        Section 3.2 Changes

        INTUIT may order changes in the Services under a Statement of Work. All changes shall be evidenced by an executed Change Order form referencing the original purchase order number and Statement of Work. If adjustments to compensation are required, they shall be described in the Change Order. The terms and conditions governing the Services shall continue in full force and effect except as expressly amended in the Change Order. If INTUIT knows it will experience a delay after the date Services are scheduled to commence and requests MODUS MEDIA to remain on standby during that delay, INTUIT will reimburse MODUS MEDIA for reasonable standby costs as agreed to by the parties prior to commencement of the delay and described in a Change Order.

                                    ARTICLE 4

        Section 4.1 Insurance

        MODUS MEDIA shall at all times for the duration of this Agreement and until all Services



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 are performed by MODUS MEDIA, at its own expense, maintain comprehensive property damage and liability insurance, affording it coverage consistent with good business practice for the size and type of business operated by MODUS MEDIA. Additional insurance requirements may be imposed in connection with a Statement of Work. MODUS MEDIA shall provide INTUIT such certificates or other evidence as INTUIT may request as proof of such insurance. (name INTUIT as "additional insured" or "loss payee"?).

                                    ARTICLE 5
                              INVOICING AND PAYMENT

        Section 5.1 Invoicing and Payment

        MODUS MEDIA will provide INTUIT with a monthly invoice of the previous month's Services performed under a Statement of Work. MODUS MEDIA will provide separate invoices (do we want separate invoices?) for operations in Lindon, Utah, and Fremont, California, and any other operating divisions performing services for INTUIT. (Will there be separate invoices for separate Statements of Work?) If a location is providing support for more than one region (?), separate invoices must be issued for each region. In addition, MODUS MEDIA will bill and INTUIT will pay for Related Services and such other charges as are provided for herein on an as-incurred basis. Charges for Related Services not specifically provided for in this Agreement or the Statement of Work MUST be approved by INTUIT in advance of being incurred, otherwise INTUIT is under no obligation to pay unapproved expenses. INTUIT will pay net thirty days from its receipt of the invoice in its Accounts Payable Department. If INTUIT is delinquent in the payment of any undisputed invoice, and fails to remedy the delinquency within thirty (30) days after receiving written notice from MODUS MEDIA, MODUS MEDIA may charge INTUIT interest on the unpaid balance at the rate of twelve percent (12%) per annum until such delinquency is remedied. In the event of a disputed invoice, INTUIT will pay the portion of the invoice that is not disputed, and will promptly pay the disputed portion once resolved.

        SECTION 5.2 Applicable Sales Tax

        Invoices will include local, state or federal sales, use or other similar taxes or duties, if applicable. MODUS MEDIA will be responsible for the proper computation and invoicing of sales taxes. Once submitted to INTUIT, INTUIT shall be responsible for the payment of any such taxes.

                                    ARTICLE 6
                              TERM AND TERMINATION

        Section 6.1 Term

        This Agreement shall become effective on the Effective Date and shall continue until either party provides at least ninety (90) days notice of its intent to terminate this Agreement.



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        Section 6.2 Termination Based on Non-Performance

        6.2.1 If MODUS MEDIA falls to perform the Services described in the referenced Statement of Work under an INTUIT Order in a timely manner or falls to perform any material provision of the Master Agreement or Statement of Work, MODUS MEDIA shall immediately take appropriate steps to perform such Services or to cure such failure. If MODUS MEDIA falls to cure the failure immediately and such failure produces an emergency or a serious situation causing a major impact on INTUIT's business operations, INTUIT will provide a written warning to MODUS MEDIA. MODUS MEDIA will provide INTUIT reasonable assurances of future performance in writing within one (1) day and continue to work on the problem until it is resolved within seven (7) days or INTUIT may immediately terminate this Agreement and/or any Statement of Work upon written notice to MODUS MEDIA. If the failure cannot reasonably be cured within seven (7) days, MODUS MEDIA shall commence to cure the failure immediately and diligently and in good faith continue to cure the failure. Notwithstanding any cure period, if INTUIT deems it necessary, in its sole discretion, INTUIT may move the Services to another vendor without liability to MODUS MEDIA during the cure period until such failure is cured.

        6.2.2 If the failure to perform the Services described in the applicable Statement of Work under an INTUIT Order or breach of a provision of the Master Agreement or Statement of Work causes a minor impact on INTUIT's business operations, INTUIT shall give MODUS MEDIA written warning of such breach, and MODUS MEDIA must cure and maintain such cure within thirty (30) days of the receipt of the notice by MODUS MEDIA. If the failure cannot reasonably be cured within thirty (30) days, MODUS MEDIA shall commence to cure the failure immediately and diligently and in good faith continue to cure the failure. Notwithstanding any cure period, if INTUIT deems it necessary, in its sole discretion, INTUIT may move all or part of the Services to another vendor without breach of this Agreement or liability to MODUS MEDIA during the cure period until such failure is cured. INTUIT may terminate this Agreement and/or any Statement of Work upon written notice if MODUS MEDIA falls to cure such breach after notification.

        6.2.3 MODUS MEDIA shall have the right to charge interest at the rate of twelve percent (12%) per annum under this Agreement until INTUIT remedies any payment delinquency. MODUS MEDIA may terminate this Agreement upon forty-five
(45) days written notice if INTUIT falls to pay an undisputed invoice on two or more occasions within one (1) year or if INTUIT otherwise commits a material breach of this Agreement and does not remedy such breach within thirty (30) days of receipt of Written notice from MODUS MEDIA.

        6.2.4 Notwithstanding anything to the contrary in this Agreement, INTUIT may, at any time and at its sole convenience, with or without cause, terminate all or a portion of the Services in a particular INTUIT Order for Services under a Statement of Work by giving written notice to MODUS MEDIA specifying the date of termination. Should INTUIT terminate an INTUIT Order, MODUS MEDIA shall immediately stop its performance required under such Order and shall immediately cause any of its suppliers or subcontractors to cease such work as soon as practicable. Upon receipt and verification of MODUS MEDIA's invoice, INTUIT shall pay MODUS MEDIA all amounts properly due and owing up to that date, including the fees for the Order under the Statement of Work reflecting the work in process begun prior to the effective date of termination plus actual direct costs resulting from such termination. MODUS MEDIA shall not be paid for any work done after the effective date of termination nor for any costs of MODUS MEDIA or of its suppliers or subcontractors which MODUS MEDIA could reasonably have avoided. If INTUIT provides MODUS MEDIA with a written request to perform tasks as are necessary to demobilize the Services



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after the termination date, MODUS MEDIA will perform such tasks and be compensated accordingly, as agreed to by both parties.

        Section 6.3 Termination Without Cause

        Either party shall have the right to terminate this agreement without cause, for any reason, by providing one hundred and twenty (120) days' notice to the other party.

        Section 6.4 Termination due to Bankruptcy

        Either party shall also have the right to terminate this Agreement for cause if the other party becomes insolvent, files or has filed against it a petition under applicable bankruptcy or insolvency laws which is not dismissed within sixty (60) days, proposes any dissolution, composition or financial reorganization with creditors, makes an assignment for the benefit of creditors, or if a receiver, trustee, custodian or similar agent is appointed or takes possession with respect to any property or business of the defaulting party.

        Notwithstanding anything to the contrary in this Agreement, if MODUS MEDIA shall file for protection under the bankruptcy laws, or if an involuntary petition shall be filed against MODUS MEDIA and not removed within ten (1 0) days, or if the MODUS MEDIA shall become insolvent, be adjudicated bankrupt, or if it should make a general assignment for the benefit of creditors, or if a receiver shall be appointed due to its insolvency, INTUIT may, without prejudice to any other right or remedy, terminate this Agreement, any Statement of Work and any INTUIT Order and, at its option, may take possession of the "Work in Process" and finish the manufacture by whatever appropriate method INTUIT may deem expedient. MODUS MEDIA will fix appropriate notices or labels on the Work in Process to indicate ownership by INTUIT. To the extent reasonably possible, materials and Work in Process pertaining to the Services shall be stored separately from other stock and marked conspicuously with labels indicating ownership by INTUIT.

        To secure INTUIT's progress payments prior to the shipment of the product, title to and first security interest in the product, any Work in Process, and materials required for the execution of MODUS MEDIA's obligations under this Agreement, and any work which MODUS MEDIA may subcontract in the support of the performance of its obligations under this Agreement, shall vest in INTUIT to the extent INTUIT had made progress payments under this Agreement.

        The parties hereby agree that this Agreement shall constitute the Security Agreement required by the Uniform Commercial Code of the appropriate state. Each party will execute promptly any financing statement required to perfect and protect the interests of the other as defined in this Agreement.

        Section 6.5 Obligations Upon Termination or Expiration.

        The termination or expiration of this Master Agreement shall in no way relieve either party from its obligations to pay the other party any sums accrued hereunder prior to such termination or expiration or affect the limitation of liability. All warranties and confidentiality provisions shall remain in effect for their stated duration.



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        Section 6.6 Disaster Recovery.

        Notwithstanding any provision to the contrary, INTUIT and the Enterprise Members shall have the right to take whatever reasonable actions are necessary, without liability to MODUS MEDIA, except for Services actually performed, in the event of a disaster (a) for the duration of a disaster and (b) for the purpose of keeping its business functioning. Disaster shall mean an unplanned interruption (a) in the ability of INTUIT and/or Enterprise Members to use the Services of MODUS MEDIA due to a cause beyond the control of INTUIT and/or an Enterprise Member, which at the time of occurrence can reasonably be projected to last over four (4) hours or (b) in telecommunications to or from one or more of INTUIT's and/or the Enterprise Member's facilities due to a cause beyond the control of INTUIT and/or an Enterprise Member, which at the time of occurrence can reasonably be projected to last over four (4) hours.

                                    ARTICLE 7
                                 INDEMNIFICATION

        Section 7.1 Patent and Copyright Indemnification by INTUIT

        7.1.1 "Intellectual Property Rights" means any of INTUIT's patents, trademarks, trade names, inventions, copyrights, design rights, know-how or trade secrets and any other intellectual property rights of INTUIT subsisting anywhere in the world, relating to the origin, design, manufacture, programming, operation or service of any INTUIT products.

        7.1.2 MODUS MEDIA acknowledges INTUIT's representation that all Intellectual Property Rights throughout the world are vested in INTUIT absolutely, and acknowledges that MODUS MEDIA has no right or interest in any Intellectual Property Rights.

        7.1.3 The "Territory" consists of the countries in which MODUS MEDIA performs Services for INTUIT and the countries in which MODUS MEDIA sells or distributes INTUIT products on INTUIT's behalf, under this Agreement.

        7.1.4 INTUIT shall, at its own expense, defend Modus Media against all claims, suits, losses, expenses and liabilities (including MODUS MEDIA's reasonable attorney's fees) or arising out of any claim alleging that any INTUIT product sold or distributed by MODUS MEDIA on INTUIT's behalf hereunder infringes any duly issued patent or copyright of the United States or the Territory and shall pay all damages awarded therein against MODUS MEDIA or agreed upon in settlement by INTUIT; provided that MODUS MEDIA (i) gives INTUIT notice in writing of any such suit, proceeding or threat thereof, (ii) permits INTUIT sole control, through counsel of INTUIT's choice, to defend and/or settle such suit and (iii) gives INTUIT all reasonably necessary information, assistance and authority, at INTUIT's expense, to enable INTUIT to defend or settle such suit.

        7.1.5 Subsection 7.1.4, above, shall not apply to and INTUIT shall have no liability or obligation for any infringement arising from: (a) any modification, servicing or addition made to the INTUIT product by anyone other than INTUIT or its representative or agent, (b) the use of such INTUIT product as a part of or in combination with any devices, parts or software not provided by INTUIT, (c) compliance with MODUS MEDIA's design requirements or specifications, (d) the use of



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other than the then current unaltered release of the software INTUIT product available from INTUIT or (e) the use of such INTUIT product to practice any method or process which does not occur wholly within the INTUIT product. The above exclusions apply to the extent that the infringement would have been avoided but for such modifications, combinations, compliance with specifications, use of other than the current release or practice of such method or process.

        7.1.6 In the event the use or sale of any INTUIT product distributed by MODUS MEDIA in accordance with the Statement of Work for Fulfillment Services provided under this Master Agreement is enjoined, or in the event INTUIT wishes to minimize its potential liability hereunder, INTUIT may, at its sole option and expense: (i) procure for MODUS MEDIA the right to use or distribute such INTUIT product; (ii) substitute a functionally equivalent, non-infringing unit of the INTUIT product; (iii) modify such INTUIT product so that it no longer infringes but is substantially equivalent in functionality; or (iv) if none of the foregoing are commercially feasible, take back such INTUIT product and not distribute the product.

        70.1.7 THIS SECTION STATES INTUIT'S TOTAL RESPONSIBILITY AND LIABILITY, AND MODUS MEDIA'S SOLE REMEDY, FOR ANY ACTUAL OR ALLEGED INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHT FOR ANY INTUIT PRODUCTS DELIVERED HEREUNDER OR ANY PART THEREOF AND IS IN LIEU OF AND REPLACES ANY AND ALL OTHER EXPRESS, IMPLIED OR STATUTORY WARRANTIES OR CONDITIONS REGARDING INFRINGEMENT.

        Section 7.2 General Indemnity by INTUIT

        INTUIT shall, at its own expense, defend MODUS MEDIA against all claims, suits, losses, expenses and liabilities (including MODUS MEDIA's reasonable attorney's fees) for or arising out of any claim alleging personal injury, death, or damage to tangible property caused by INTUIT or as the result of the negligence or intentional wrongful acts or omissions, when there is a duty to act, of INTUIT or any person for whose actions INTUIT is legally liable. INTUIT shall pay all damages awarded therein against MODUS MEDIA or agreed upon in settlement by INTUIT, provided that MODUS MEDIA gives INTUIT immediate notice in writing of any such suit, proceeding, or threat thereof, and permits INTUIT, through counsel of its choice, to answer the charges and defend and/or settle such suit; and MODUS MEDIA gives INTUIT all reasonably necessary information, that is available to it, and all needed assistance and authority, at INTUIT's expense, to enable INTUIT to defend or settle such suit.

        Section 7.3 Indemnity by MODUS MEDIA

        MODUS MEDIA shall, at its own expense, indemnify and defend INTUIT against all claims, suits, losses, expenses, and liabilities (including INTUIT's reasonable attorney's fees) for personal injury, death, and tangible property damage made against INTUIT caused by MODUS MEDIA or as a result of the negligence, intentional wrongful acts or omissions, or misrepresentations of MODUS MEDIA or any person for whose actions MODUS MEDIA is legally liable.

        MODUS MEDIA shall pay all damages awarded therein against INTUIT or agreed upon in settlement by MODUS MEDIA relating to this indemnity, provided that INTUIT gives MODUS MEDIA notice in writing of any such suit, proceeding, or threat thereof, and permits MODUS MEDIA, through counsel of its choice, to answer the charges and defend and/or settle such suit; and INTUIT gives MODUS MEDIA all reasonably necessary information that is available to it, and



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assistance and authority, at MODUS MEDIA's expense, to enable MODUS MEDIA to defend or settle such suit.

                                    ARTICLE 8
                             LIMITATION OF LIABILITY

        Section 8.1 Limitation of Liability

        TO THE FULL EXTENT ALLOWED BY LAW, THE PARTIES EXCLUDE ANY LIABILITY TO THE OTHER, WHETHER BASED IN CONTRACT OR TORT (INCLUDING NEGLIGENCE), FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES OF ANY KIND, OR FOR LOSS OF REVENUE OR PROFITS, LOSS OF BUSINESS, LOSS OF INFORMATION OR DATA, OR OTHER FINANCIAL LOSS ARISING OUT OF UNDER THIS AGREEMENT.

        Section 8.2 Limitation of Damages

        NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, THE MAXIMUM LIABILITY OF EITHER PARTY TO THE OTHER FOR DAMAGES HEREUNDER SHALL NOT EXCEED THE TOTAL PAYMENTS MADE BY INTUIT UNDER THIS AGREEMENT, EXCEPT THAT THIS LIMITATION SHALL NOT APPLY TO AMOUNTS OWED FOR SERVICES PROVIDED AND UNPAID UNDER THIS AGREEMENT.

                                    ARTICLE 9
                        WARRANTY AND WARRANTY DISCLAIMERS

        Section 9.1 Warranty

        MODUS MEDIA represents and warrants that the Services furnished under an INTUIT Order shall comply with and conform to all specifications in the Statement of Work, will be free of defects in material and workmanship and that it will provide the Services under this Agreement in a workmanlike manner by competent personnel and in conformance with generally accepted standards within its industry. MODUS MEDIA warrants and represents that is shall comply with all federal, state and local laws. MODUS MEDIA further warrants and represents to INTUIT that MODUS MEDIA'S equipment and appliances needed to provide Services under an INTUIT Order will remain fully functional and perform their normal operations, without interruptions or malfunctions as a result of the transition from the year 1999 to the year 2000, provided that MODUS MEDIA receives correct and properly formatted data inputs from all external software and hardware that exchange data with or provide data to MODUS MEDIA. If any repairs or alterations must be made at any time to MODUS MEDIA's equipment or appliances in order to prevent or remedy any such interruptions or malfunctions in the Services or operations, MODUS MEDIA will immediately undertake such repair or alteration.

        Section 9.2 Warranty Disclaimers

        TO THE FULL EXTENT ALLOWED BY LAW, MODUS MEDIA DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE



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IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH
RESPECT TO ITS SERVICES.

                                   ARTICLE 10
                          CONFIDENTIALITY AND PUBLICITY

        Section 10.1 Confidentiality

        During the course of this Agreement, each party may disclose to the other certain proprietary information (both patentable and unpatentable, including trade secrets, know how, software, source codes, techniques, future product plans, marketing plans, customers, inventions, discoveries, improvements, and research and development data) ("Confidential Information") of a character regarded by the disclosing party as confidential. Each party and each of its employees or consultants to whom disclosure is made shall hold all Confidential Information and the terms of this Agreement in confidence, and shall not disclose such information to any third party or apply it to uses other than the recipient's performance of this Agreement.

        Such Confidential Information if disclosed in writing shall be marked or identified as confidential or a similar designation, or if orally or visually disclosed, shall be identified as the confidential information of the disclosing party at the time of disclosure and then summarized in writing and provided to the recipient in such written form within thirty (30) days after such oral or visual disclosure.

        (a) Obligation of Confidentiality. Each party agrees that for a period of three (3) years from receipt of Confidential Information from the other party hereunder, it shall use the same degree of care that it utilizes to protect its own information of a similar nature, but in any event not less than reasonable care, to prevent the unauthorized use or the disclosure of such Confidential Information to third parties. The Confidential Information shall be disclosed only to employees and consultants of a recipient with a "need to know" who are instructed to and agree in writing to not disclose third party confidential information, and who shall use the Confidential Information only for the purpose set forth above. A recipient may not alter, decompile, disassemble, reverse engineer, or otherwise modify any Confidential Information received hereunder and the mingling of the Confidential Information with information of the recipient shall not affect the confidential nature or ownership of the same as stated hereunder.

        (b) Ownership of Confidential Information. All Confidential Information is, and shall remain, the property of the disclosing party. Nothing herein shall be construed as granting or conferring any rights by license or otherwise in the Confidential Information except as expressly provided herein. A recipient acquires hereunder only a limited right to use the Confidential Information solely for the purpose of performing its obligations under this Agreement.

        (c) Return of Confidential Information. Upon the written request of the disclosing party, or upon the expiration or any earlier termination of this Agreement, the recipient shall promptly return all copies of the Confidential Information, in whatever form or media, to the disclosing party or, at the direction of such party, destroy the same. The recipient



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                shall certify in writing to the other such return or destruction within thirty (30) days thereafter.

        (d) Exceptions to Obligation of Confidentiality. This Agreement shall impose no obligation of confidentiality upon a recipient with respect to any portion of the Confidential Information received hereunder which:

                (i) now or hereafter, through no unauthorized act or failure to act on recipient's part, becomes generally known or available;

                (ii) is lawfully known to the recipient without an obligation of confidentiality at the time recipient receives the same from the disclosing party, as evidenced by written records,

                (iii) is hereafter lawfully furnished to the recipient by a third party without restriction on disclosure;

                (iv) is furnished to others by the disclosing party without restriction on disclosure; or

                (V) is independently developed by the recipient without use of the disclosing party's Confidential Information.

        Nothing in this Agreement shall prevent the receiving party from disclosing Confidential Information to the extent the receiving party is legally compelled to do so by any governmental investigative or judicial agency pursuant to proceedings over which such agency has jurisdiction; provided, however, that prior to any such disclosure, the receiving party shall:

        (a) assert the confidential nature of the Confidential Information to the agency;

        (b) immediately notify the disclosing party in writing of the agency's order or request to disclose; and

        (c) cooperate fully with the disclosing party in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of the compelled disclosure and protecting its confidentiality.

        Section 10.2 Publicity

        Neither party shall disclose, advertise or publish the terms or conditions of this Agreement without the prior written consent of the other party, except as may be required by law or pursuant to a lawful request of a government agency in which event the party required to make such disclosure shall notify the other party and provide the other party with reasonable opportunity to prevent such disclosure. This Section shall survive the expiration or termination of this Master Agreement.

                                   ARTICLE 11
                               GENERAL PROVISIONS

        Section 11.1  Relationship of Parties



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        MODUS MEDIA is an independent contractor and represents INTUIT solely for the purpose of performing its obligations on behalf of INTUIT as stated in this Master Agreement. MODUS MEDIA does not have the authority to bind INTUIT except as expressly stated herein. No provision of this Agreement or any act of the parties under this Agreement shall be construed to express or imply a joint venture, partnership, or relationship other than vendor and purchaser of the Services described in this Agreement.

        Except as expressly noted herein, no employee, agent, or representative of either party shall have the authority to bind the other party in any way. No employee, agent or other representative of either party shall at any time be deemed to be under the control or authority of the other party, or under the Joint control of both parties. Each party shall be fully liable for all workers' compensation premiums and liability, federal, state and local withholding taxes or charges with respect to its respective employees, and each agrees to indemnify and defend the other from any claims brought against the other with respect to such claims.

        Section 11.2 Compliance with Laws

        MODUS MEDIA understands and acknowledges that, in performing any Services under an INTUIT Order, it may act only on instructions from INTUIT, and shall take appropriate technical and organizational measures against unauthorized or unlawful processing of confidential information and against accidental loss or destruction of, or damage to, confidential information.

        MODUS MEDIA shall perform its obligations under this Master Agreement in compliance with all applicable laws and regulations, including Generally Accepted Accounting Principles (GAAP).

        Each party acknowledges and agrees that the Software, all documentation and other technical information delivered hereunder ("Technical Data") are subject to export controls imposed by the United States Export Administration Act of 1979, as amended (the "Act") (or any future export control law) and the Export Administration Regulations ("EAR") promulgated thereunder. MODUS MEDIA agrees not to export, reexport, or transmit, directly or indirectly, any Technical Data outside the United States or Canada without complying with the Act and without the prior written consent of the Bureau of Export Administration of the U.S. Department of Commerce, or such other governmental entity as may have jurisdiction over such export or transmission. MODUS MEDIA certifies that neither the Technical Data nor its direct product: (a) is intended to be used for any purpose prohibited under the Act or EAR including, without limitation, nuclear related activities or chemical or biological weapons or missiles; or (b) is intended to be shipped, exported or transmitted, either directly or indirectly to any foreign national or to any foreign destination outside the United States or Canada. This section shall survive any termination or expiration of this Agreement. INTUIT and MODUS MEDIA represent and warrant all products provided to MODUS MEDIA hereunder, including commodities, technology, and software, will be imported or exported in accordance with applicable laws and regulations including specifically U.S. laws and regulations. Diversion contrary to U.S. law is prohibited. Resale or reexport to Iraq, Sudan, Iran, Syria, Cuba, Libya or North Korea is prohibited. Transfer or resale to nuclear, missile, chemical or biological weapons end users or end uses is prohibited. Resale or reexport to Albania, Armenia, Azerbaijan, Belarus, Bulgaria, Cambodia, Estonia, Georgia, Kazakhstan, Kyrgystan, Laos, Latvia, Lithuania, Moldova, Mongolia, People's Republic of China (excluding Hong Kong), Romania, Russia, Tajikstan, Turkmenistan, Ukraine, Uzbekistan, or Vietnam without approval of the U.S. Government is



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prohibited. MODUS MEDIA shall subscribe to the publications "Denied Parties,
Specifically Designated Nationals" and "The Entity List", (the "Lists") from a qualified service such as OCR. RegData or other regulatory provider approved by INTUIT. All Customer Orders should be screened against said Lists at initiation of order. MODUS MEDIA shall retain documentation, entering the dates of the screenings, the name of the person(s) performing the screenings, and the date of the list used to perform the screening, in an electronic file. This log or file MUST BE MAINTAINED FOR AUDIT PURPOSES for a period of 6 years, after which MODUS MEDIA will notify INTUIT before destroying. If a Customer appears on any of the Lists, MODUS MEDIA shall immediately cancel all pending orders and stop any in-transit shipments to the Customer, to the extent legally possible, and shall promptly notify INTUIT of such Customer.

        MODUS MEDIA is responsible for obtaining the required licenses, paying permit fees, duties and customs fee in order to perform its obligations under this contract. INTUIT is responsible for providing MODUS MEDIA with an Export License Requirement Matrix, outlining the commodity Name, ECCN, Schedule B and License Requirement by Country Group for all products and technology being exported. MODUS MEDIA is responsible for preparing and submitting all required documentation in connection with the invoicing of INTUIT products. If MODUS MEDIA delivers products to any customer in accordance with INTUIT's direction, INTUIT agrees to indemnify MODUS MEDIA for any consequent direct or indirect violation of the applicable export control laws. MODUS MEDIA will retain for a period of 6 years, documents and other evidence sufficient to enable INTUIT to support governmental reviews or audits. MODUS MEDIA further agrees to assist INTUIT, upon request, in any appropriate legal or administrative proceeding regarding the validity of such licenses, fees and taxes.

        Section 11.3 Work Product

        Work product MODUS MEDIA has developed to provide the Services in this Agreement is the exclusive property of MODUS MEDIA. Information contained within the work product which is INTUIT confidential, relates to INTUIT's customer information, and purchases, and INTUIT inventory standard cost, is the exclusive property of INTUIT and will be surrendered to INTUIT upon demand.

        Section 11.4 Validity

        If any of the provisions of this Agreement are declared to be invalid, such provisions shall be severed from this Agreement and the surviving provisions shall remain in full force and effect.

        Section 11.5 Waiver

        A waiver of any default hereunder or of any of the terms and conditions of this Agreement shall not be deemed to be a continuing waiver or a waiver of any other default or of any other term or condition, but shall apply solely to the instance to which such waiver is directed. The exercise of any right or remedy provided in this Agreement shall be without prejudice to the right to exercise any other right or remedy provided by law or equity.

        Section 11.6 Assignability

        This Agreement shall not be assigned by either party without the prior written consent of the other party, which shall not be unreasonably withheld or delayed; provided that the assignee is of the



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same or greater creditworthiness as the assignor. Notwithstanding the preceding sentence, INTUIT and MODUS MEDIA may assign their rights and obligations hereunder to any subsidiary or affiliate or in connection with a merger or other business combination in which it is not the surviving entity, the assignee is a competitor of the nonassigning party. Any such attempted assignment in violation of this provision shall be null and void.

        Section 11.7 Governing Law

        THE VALIDITY, PERFORMANCE, CONSTRUCTION, AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, EXCLUDING CONFLICTS OF LAWS PRINCIPLES AND EXCLUDING THE UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS.

        Section 11.8 Dispute Resolution

        The parties will attempt in good faith to promptly resolve any controversy or claim arising out of or relating to this Master Agreement or Statement of Work, except for matters pertaining to Intellectual Property, through negotiations between the parties before resorting to other remedies available to them. Any such dispute shall be referred to appropriate senior executives of each party who shall have the authority to resolve the matter. If the senior executives are unable to resolve the dispute within ten (10) business days from the date the senior executives receive notification of the dispute in writing, the parties may by agreement refer the matter to an appropriate forum of alternative dispute resolution ranging from mediation to arbitration. If the parties cannot resolve the matter or if they cannot agree upon an alternative form of dispute resolution, then either party may pursue resolution of the matter through litigation.

        Section 11.9 Force Majeure

        Neither party shall be liable to the other party for any alleged loss or damages resulting from delays in performance caused by acts of the other party, acts of civil or military authority, governmental priorities, earthquake, fire, flood, epidemic, quarantine, energy crisis, strike, labor trouble, war, riot, accident, shortage, delay in transportation, service outage of a telephone provider or public utility, or any other causes beyond the reasonable control of the party whose performance is so delayed, except that INTUIT shall at all times be responsible for the prompt payment of all of its financial obligations to MODUS MEDIA. If MODUS MEDIA's performance of Services is delayed by Force Majeure, the time for performance shall be extended for the period of Force Majeure.

        Section 11.1O Employee Solicitation Prohibited

        Each of the parties hereto recognize that the experience, dedication, and know-how of their employees represents an important, valuable, unquantifiable asset and a significant training investment. Therefore, for the Term of this Master Agreement and for six (6) months after an employee is involved in any work pursuant to or related to this Agreement, neither party may, without the prior written permission of the other party, directly solicit for employment for similar duties as currently performed, any employee of the other party. For purposes of this Section, "directly solicit" shall be defined as a party and/or search firm employed by the party and acting on the party's behalf initiating a discussion with an employee of the other party regarding a job at the soliciting party, and requesting that the employee of the party submit a resume and/or interview for the job. "Directly solicit" shall not be deemed to include public advertising (e.g., in newspapers, trade publications, or



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solicitation by independent recruiters).

        Section 11.11 Authorized Representatives

        Each party shall, at all times, designate one representative who shall be authorized to take any and all action and/or grant any approvals required in the course of performance of this Agreement. Such representations shall be fully authorized to act for and bind such party including the approval of amendments to this Agreement. Until written notice to the contrary (as provided for in Section 14.12), the authorized representatives of the parties are as follows:

For INTUIT:                                      For MODUS MEDIA:

Dave Kinser                                      Pat Donnellan
Sr. Vice President                               Chief Operating Officer
Intuit Inc.                                      Modus Media International, Inc.
2535 Garcia Avenue                               690 Canton Street
Mountain View, CA 94043                          Westwood, MA 02090
Telephone Number 650-944-6656                    Telephone Number 781-407-3805

Copy to: Catherine Valentine, General Counsel    Mary L. Wilson, General Counsel

        The authorized representative's manager and manager's manager, and any corporate officer shall also have the power to bind the party. No other employee, agent, or representative has the authority to bind the party.

        Section 14.13 Notices

        Any notice regarding non-performance, breach, termination, or renewal required or permitted to be given under this Master Agreement shall be given in writing and shall be hand delivered or deposited, postage prepaid, registered or certified mail, in the United States or other country's mail, or sent by express delivery, addressed to MODUS MEDIA, or INTUIT, as the case may be, at the address shown below or at such other address as shall be given by either one to the other in writing. All other notices may be sent by regular mail or facsimile. All notices shall be deemed to have been given and received on the earlier of actual delivery or three (3) days from the date of postmark.

For INTUIT:                                      For Modus Media:

Name    Dave Kinser                              Pat Donnellan
Title   Sr. Vice President                       President, North America Region
        Intuit Inc.                              Modus Media International, Inc.
        2535 Garcia Avenue                       690 Canton Street
        Mountain View, CA 94043                  Westwood, MA 02090

Copy to: Catherine Valentine, General Counsel    Mary L. Wilson, General Counsel

        Section 14.14 Entire Agreement

        All parties acknowledge having read this Agreement and agree to be bound by its terms. This Master Agreement and the Schedules and Exhibits attached hereto contain the complete, final and



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exclusive statement of the terms of the agreement between the parties relating to the subject matter hereof and supersedes all prior understandings, writings, proposals, representations or communications, oral or written, relating to the subject matter hereof. This Agreement may not be modified except in writing executed by both parties. The terms and conditions of this Agreement shall prevail notwithstanding any conflict with the terms and conditions of any Invoice or other form used by MODUS MEDIA, or any purchase order of any other form used by INTUIT.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the effective date set forth in Section 1.1:


INTUIT INC.                             APPROVED
                                        Intuit Legal Dept.

By: /s/ BRIAN FITZGERALD                Date August 30, 1999
                                            ------------------------------------

Its: Vice President                     By: /s/ BEVERLY BELLOWS
     Worldwide Operations                  -------------------------------------


MODUS MEDIA INTERNATIONAL, INC.

By: /s/ TERENCE M. LEAHY

Its: Chief Executive Officer



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